Exhibit 5.1

Dentons US LLP
1221 Avenue of the Americas
New York, NY 10020-1089
 United States

dentons.com

April 11, 2016

Board of Directors
Asterias Biotherapeutics, Inc.
6300 Dumbarton Circle
Fremont, CA 94555

Ladies and Gentlemen:

We have acted as special counsel to Asterias Biotherapeutics, Inc., a Delaware corporation (the “Company”), in connection with the issuance and distribution by the Company to its certain of its stockholders of transferable warrants (the “Warrants”) to purchase an aggregate of up to 3,331,483 shares of common stock (the “Warrants Shares”), par value $0.0001 per share (the “Common Stock”) of the Company, at a price of $5.00 per share of Common Stock (the “Exercise Price”), to be issued pursuant to the Registration Statement on Form S-3 (File No. 333-200745) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on December 4, 2014 (the “Registration Statement”), the base prospectus contained therein (the “Base Prospectus”), and the prospectus supplement dated April 11, 2016, filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Act (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.”

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; and (iv) the accuracy, completeness and authenticity of certificates of public officials. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

Our opinion herein is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law and the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We express no opinion as to whether the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that following (i) the issuance of the Warrants and the Warrants Shares in the manner described in the Prospectus, (ii) the receipt by the Company of the consideration for the Warrants Shares specified in the applicable resolutions of the Board of Directors of the Company, (A) the Warrants will be valid and binding obligations of the Company and (B) the Warrants Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to your Current Report on Form 8-K, and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the securities addressed herein. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Dentons US LLP